                                                                  [EXHIBIT 10.4]


                                ESCROW AGREEMENT


                  This Escrow Agreement (this "Escrow Agreement"), dated as of August 2, 2000, is by and among Vlasic Foods International Inc., a New Jersey corporation (the "Company"), the individuals listed on Schedule I hereto (the "Family Participating Lenders"), Morgan Guaranty Trust Company of New York, as Administrative Agent under the Credit Agreement referred to below (the "Administrative Agent"), and Wells Fargo Bank Minnesota, National Association, as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H

                  WHEREAS, the Family Participating Lenders have entered into a Master Loan Participation Agreement of even date herewith (the "Participation Agreement") pursuant to which they have agreed to purchase participations in one-half of additional Revolving Loans (the "New Revolving Loans") made under the Amended and Restated Credit Agreement, dated as of September 30, 1998 (as amended or waived to date (including by Amendment No. 2 and Waiver No. 5 thereunder dated as of June 28, 2000) and as hereafter amended or waived, the "Credit Agreement"), among the Company, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, and the Administrative Agent (capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement), beyond the $185,200,000 of Revolving Loans under the Credit Agreement currently outstanding, up to a maximum aggregate participation amount of $17,500,000 (the "Maximum Amount"); and

                  WHEREAS, in connection with the Participation Agreement, the Family Participating Lenders desire to establish an escrow account with the Escrow Agent in accordance with the terms and conditions set forth herein, for the deposit of funds representing the Maximum Amount and the application of such funds toward the purchase of participations pursuant to the Participation Agreement;

                  NOW THEREFORE, the parties hereto agree as follows:

                  1. Appointment of Escrow Agent. The Family Participating Lenders hereby appoint Wells Fargo Bank Minnesota, National Association, to act as Escrow Agent in accordance with the terms and provisions of this Escrow Agreement, and Wells Fargo Bank Minnesota, National Association hereby accepts such appointment on the terms and provisions of this Escrow Agreement.

                  2. Escrow Fund. The Family Participating Lenders have deposited into an account (the "Escrow Account") maintained by the Escrow Agent, by wire transfer, a total of the Maximum Amount in cash, in the respective amounts set forth opposite each Family Participating Lender's name on Schedule I hereto. Confirmation of receipt of these funds shall be immediately provided by the Escrow Agent to the Administrative Agent upon notice to the Escrow Agent that the Effective Date (as defined below) has occurred. Amounts deposited with the Escrow Agent as provided by this Section 2, including any accretions and reductions therefrom, are referred to herein and shall constitute the "Escrow Fund." Commencing on the date on which any Escrow Funds were initially deposited into the Escrow Account, such funds shall be invested in accordance with Section 4(a). Commencing on the Effective Date (as defined below), the Escrow Fund shall continue to be invested and shall be held and administered in accordance with the terms and provisions of this Escrow Agreement. The "Effective Date" shall mean the date on which all of the following are executed and delivered to the Family Participating Lenders, in form and substance satisfactory to the Family Participating Lenders: (i) this Escrow Agreement; (ii) the Participation Agreement; (iii) all documents, agreements and instruments necessary or desirable, as determined by the Family Participating Lenders, to create, enforce and perfect the liens, mortgages and security interests of the Family Participating Lenders in the Collateral, as defined in Section 5 hereof; (iv) a copy of all waivers executed by the Banks waiving any Events of Default under the Financing Documents, including Waiver No. 6 under the Credit Agreement; and
(v) all other documentation (including legal opinions) requested by the Family Participating Lenders in connection with this Escrow Agreement, the Participation Agreement and the documents referred to in clause (iii) above. The Family Participating Lenders authorize Dechert, their counsel, to notify the Company and the Administrative Agent of the occurrence of the Effective Date.

                  3. Disbursement of Escrow Fund. At any time on or after the Effective Date, the Escrow Agent shall release and disburse the Escrow Fund in accordance with the provisions of this Section 3, without the requirement of any prior notice to or action by any Family Participating Lender.

                           a. Promptly upon receipt of any Notice of Committed
Borrowing under the Credit Agreement, all or any portion of which will constitute New Revolving Loans, the Administrative Agent shall, pursuant to the Participation Agreement, deliver to the Escrow Agent a completed and signed certificate substantially in the form of Exhibit A hereto (a "Notice"), together with a copy of such Notice of Committed Borrowing, which Notice shall include the date (the "Purchase Date") on which such Borrowing of New Revolving Loans is to take place.

                           b. Upon receipt of any Notice, the Escrow Agent shall
on the related Purchase Date make available to the Administrative Agent from the Escrow Fund, by transfer pursuant to the instructions set forth for the Administrative Agent in Section 13, Federal or other funds immediately available in New York City, in the amount specified as the Purchase Price in clause
(ii)(c) of such Notice, by (i) in the case of a Base Rate Borrowing, 1:30 P.M. (New York City time) (but only if the Escrow Agent has received such Notice, followed by a telephone call from the Administrative Agent confirming transmission of such Notice, by no later than 12:30 P.M. (New York City time) on such Purchase Date, and if such Notice has not been received by the Escrow Agent by 12:30 P.M., it shall wire the requested funds as promptly after receipt of such Notice as possible) and (ii) in the case of a CD Borrowing or Euro-Dollar Borrowing, Noon (New York City time) (but only if the Escrow Agent has received such Notice, followed by a telephone call from the Administrative Agent confirming transmission of such Notice, by no later than 9:00 A.M. (New York City time) on such Purchase Date, and if such Notice has not been received by the Escrow Agent by 9:00 A.M., it shall wire the requested funds as promptly after receipt of such Notice as possible).



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
                           c. If on any Purchase Date the Administrative Agent
does not make the requested Borrowing of New Revolving Loans available to the Company, the Administrative Agent shall, as provided in the Participation Agreement, promptly make available to the Escrow Agent an amount equal to the funds made available to the Administrative Agent by the Escrow Agent with respect to such proposed Borrowing pursuant to paragraph a. above, and the Escrow Agent shall re-deposit such funds into the Escrow Account.

                  4. Investment of Escrow Fund; Interest.

                           a. The Escrow Agent shall hold the Escrow Fund in the
Escrow Account maintained by the Escrow Agent, and the Escrow Fund shall be invested, commencing on the date on which funds were deposited into such account, in the Wells Fargo Government Money Market Mutual Fund, provided that the funds invested shall be immediately available, such that they can be distributed to the Administrative Agent on any day on which the Company requests a New Revolving Loan to be made as described in Section 3 hereof (such investments are from time to time referred to as "Permitted Investments") and at the times specified in Section 3 hereof. As of the date on which funds were deposited into the Escrow Account, the Escrow Fund will be held in Account
Number: 10114800. The Escrow Agent shall notify the Family Participating Lenders and the Administrative Agent of any change to the foregoing account designation. Each Family Participating Lender shall be entitled to receive monthly copies of all statements pertaining to the Escrow Account.

                           b. Any investments made pursuant to paragraph a.
above shall be held by or under the control of the Escrow Agent and shall be deemed at all times to be part of the Escrow Fund, and any profit realized from any investments shall be credited to and held in (and any loss shall be charged to) the Escrow Fund for the benefit of the Family Participating Lenders. Any interest accruing on the Escrow Fund and any profit realized from any Permitted Investments shall be disbursed by wire transfer to the Family Participating Lenders on the Termination Date pro rata in accordance with their respective percentages as set forth on Schedule I hereto.

                           c. Subject to the provisions of Section 10 hereof,
the Escrow Agent shall not be liable for any depreciation in the value of any investment made pursuant to this Section 4 or for any loss arising from any such investment.

                  5. Security Interest.

                           a. In order to secure the Company's obligations to
the Family Participating Lenders under the Fee Letter, dated July 24, 2000, by the Company in favor of the Family Participating Lenders (the "Fee Letter"), whether now existing or hereafter arising, except for the obligations pursuant to clause (a) thereof, the Company has, pursuant to its Certificate dated July 24, 2000 delivered to the Administrative Agent and the Collateral Agent pursuant to Section 2.20(c) of the Credit Agreement, effectively designated such obligations as "Secured Obligations" and "Guaranteed Obligations" under the Collateral Documents, and, for avoidance of doubt, the Company and each of its Subsidiaries listed on the signature pages hereof (collectively, the "Subsidiaries") hereby grant to the Collateral Agent, for the benefit of the Secured Parties, as defined in the Security Agreement (including the Family Participating Lenders) a continuing security interest in and to all "Collateral," as such term is defined in the Security Agreement, whether now owned or existing or hereafter acquired or arising and regardless of where located, to secure the Secured





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Obligations, as such term is defined in the Security Agreement and after giving effect to the Certificate referred to above, owing to the Secured Parties (including the Family Participating Lenders), except for the obligations to the Family Participating Lenders pursuant to clause (a) of the Fee Letter. The Family Participating Lenders agree that the Secured Obligations owing to them are junior and subordinate in priority to all other Secured Obligations, as more fully provided in the Fee Letter. The Family Participating Lenders shall be entitled to exercise all the rights and remedies, and to have all the benefits, of the Collateral Agent and the Banks with respect to the Collateral under the Collateral Documents including, without limitation, the rights of a secured party under Article 9 of the Uniform Commercial Code.

                           b. Each of the Company and the Subsidiaries agrees,
from time to time, at its expense, to execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any Intellectual Property Filings and any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Family Participating Lenders may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests in such Collateral in favor of the Family Participating Lenders or to enable the Family Participating Lenders to obtain the full benefits of the Collateral Documents, or to enable the Family Participating Lenders to exercise and enforce any of their rights, powers and remedies thereunder with respect to any of such security interests.

                  6. Representations and Warranties of the Company. To induce the Family Participating Lenders to enter into this Escrow Agreement, the Company represents and warrants to the Family Participating Lenders, on the date of execution hereof and on the Effective Date, that:

                           a. All representations and warranties of the Company
set forth in the Financing Documents are true and correct in all material respects, and there is no Default.

                           b. The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now conducted and to enter into this Escrow Agreement, the Participation Agreement, the Fee Letter, the Financing Documents and each other document, agreement or instrument entered into from time to time by the Company or its Subsidiaries in favor of the Family Participating Lenders (collectively, the "Transaction Documents"). The Company holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Company.

                           c. The Company's execution, delivery and performance
of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate action by the Company, and the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally or from the application of general principles of equity.

                           d. The Company's execution, delivery and performance
of the Transaction Documents to which it is a party will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Company, (ii) violate or contravene any provision of the Company's certificate of incorporation or by-laws, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, including, without limitation, the Credit Agreement and the Indenture dated as of June 29, 1999 for the Company's 10 1/4% Senior Subordinated Notes due 2009 (the "Indenture"), or any other agreement, lease or instrument to which the Company is a party or by




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
which any of them or any of their respective properties may be bound or result in the creation of any Lien thereunder. The Company is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company.

                           e. All amounts of principal, interest, fees and other
payments owed from time to time under the Financing Documents in which the Family Participating Lenders have or may have a participation interest pursuant to the Participation Agreement, as well as all amounts owing to them under the Fee Letter except for amounts owing under clause (a) of the Fee Letter, are "Secured Obligations," which are secured by a valid and enforceable security interest in the Collateral, which security interest is perfected and is prior to all other Liens (except Liens permitted by Section 5.10 of the Credit Agreement).

                           f. All amounts of principal, interest, fees and other
payments owed from time to time under or in connection with the Credit Agreement in which the Family Participating Lenders have or may have a participation interest pursuant to the Participation Agreement constitute "Senior Debt," as defined in and for purposes of the Indenture.

                           g. No authorization, consent or other approval of,
notice to or filing with any court, governmental authority or regulatory body or any other Person, including pursuant to the Indenture, is required to authorize, or is required in connection with, the execution, delivery or performance by the Company of the Transaction Documents.

                           h. The Loans outstanding under the Credit Agreement
are bona fide obligations of the Company outstanding from time to time, subject to no defense, off-set or claim whatsoever.

                  7. Covenants of the Company. To induce the Family Participating Lenders to enter into this Escrow Agreement, the Company agrees as follows:

                           a. The Company hereby agrees to deliver to each
Family Participating Lender, at the address set forth on Schedule I hereto, the following:

                                    (i) upon delivery by the Company to the
                  Administrative Agent of the information required to be delivered in accordance with Sections 5.01(a), (b), (c), (i) and (j) of the Credit Agreement, the Company shall deliver a copy of such information to the Family Participating Lenders;

                                    (ii) upon delivery by the Company to the
                  Administrative Agent of the information required to be delivered in accordance with Sections 5(i) and (iii) of Amendment No. 2 and Waiver No. 5 under the Credit Agreement, dated as of June 28, 2000, the Company shall deliver a copy of such information to the Family Participating Lenders;

                                    (iii) when any Financial Officer obtains
                  knowledge of any Default or any acceleration in each case under the Financing Documents or any




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
                  Subordinated Debt, a certificate of a Financial Officer setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                                    (iv) within one (1) business day after the
                  execution thereof, a copy of any amendment, waiver or modification to any of the Financing Documents; and

                                    (v) from time to time such additional
                  information regarding the financial position or business of the Company, including information regarding the progress of the Company's strategic process, as any Family Participating Lender may reasonably request.

                           b. The Company agrees to make all payments to the
Family Participating Lenders under the Fee Letter directly to each Family Participating Lender pro rata in accordance with the respective percentages set forth in Schedule I hereof and to the accounts and with the wire instructions set forth on such schedule (unless otherwise notified by a Family Participating Lender).

                           c. The Company will not create, or permit any
Subsidiary to create, any lien on any of its or their property or assets securing any obligation (other than the Company's obligations under the Fee Letter) that would be permitted pursuant to Section 4.12 of the Indenture only in reliance upon clause (m) of the definition of "Permitted Liens" in the Indenture.

                  8. Acknowledgment. Each Family Participating Lender acknowledges and agrees, for the benefit of the Administrative Agent and the Participating Banks, that any breach of a representation or warranty, or failure to comply with a covenant, by the Company shall not excuse or otherwise affect the obligations of the Family Participating Lenders under the Participation Agreement to make funds available from the Escrow Fund for purchasing participations in New Revolving Loans, except for a breach of the covenant contained in Section 7c. hereof, to the extent that it is not waived by the "Majority DF Participants" as defined in the Participation Agreement, which breach shall excuse such obligations.

                  9. Notice by the Escrow Agent. Within three (3) business days after the Administrative Agent delivers a Notice to the Escrow Agent, the Escrow Agent agrees to deliver to each Family Participating Lender (unless the funds requested in such Notice were returned to the Escrow Account pursuant to Section 3(c) hereof) notice of (i) the amount of the Loan requested pursuant to such Notice and (ii) whether such Loan was a Base Rate Borrowing, a CD Borrowing or a Euro-Dollar Borrowing.

                  10. Agreement with the Escrow Agent. To induce the Escrow Agent to act hereunder, it is agreed by the Company, the Administrative Agent and the Family Participating Lenders that:

                           a. The Escrow Agent may act in reliance upon any
instrument or signature furnished to it hereunder and which it, in good faith, believes to be genuine and may





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
assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                           b. The Escrow Agent may act relative hereto upon
advice of counsel in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective legal representatives, heirs, successors and assigns, for any action taken in good faith on the advice of counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind taken or made in good faith, unless any of the foregoing is caused by its willful misconduct or gross negligence.

                           c. This Escrow Agreement sets forth exclusively the
duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

                           d. The Escrow Agent makes no representation as to the
validity, value, genuineness or collectibility of any portion or all of the Escrow Fund held by or delivered to it.

                           e. The Escrow Agent does not have and will not have
any interest in the Escrow Fund but is serving only as escrow holder and has only possession thereof.

                           f. The Company and the Family Participating Lenders
hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder, and the Company and the Family Participating Lenders, jointly and severally, hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable expense (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent, arising out of or in connection with its entering into this Escrow Agreement and carrying out its duties hereunder, including the reasonable costs and expenses of defending itself from any claim or liability; provided, however, that the Escrow Agent shall not be entitled to indemnification hereunder for losses, liabilities and expenses which arise out of the willful misconduct or gross negligence of the Escrow Agent. The Company and the Family Participating Lenders agree that any payments made to the Escrow Agent under the indemnification obligation in the immediately preceding sentence, whether made by the Company or the Family Participating Lenders, are to be borne in equal amounts by (i) the Company and (ii) the Family Participating Lenders (pro rata in accordance with the respective percentages set forth on Schedule I hereto), and the Company and the Family Participating Lenders hereby grant to each other a right of contribution to effect the same. The agreements contained in the two immediately preceding sentences shall survive despite any termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

                  11. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign at any time or be removed by the Family Participating Lenders. No resignation or removal of the Escrow Agent and no appointment of a successor Escrow Agent, however, shall be effective until the acceptance or removal of the Escrow Agent in the manner herein provided. In the event of the resignation or removal of the Escrow Agent, the Family Participating Lenders shall in good faith agree upon a successor Escrow Agent, subject to the approval of the Administrative Agent, which consent shall not be unreasonably withheld. If the Family





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
Participating Lenders and the Administrative Agent (subject to the foregoing sentence) are unable to agree upon a successor Escrow Agent within fourteen (14) days after receipt of a notice of resignation or removal is given, the Escrow Agent may deposit the Escrow Fund with a court of competent jurisdiction. Any successor Escrow Agent shall execute and deliver to the predecessor Escrow Agent, the Family Participating Lenders and the Administrative Agent an instrument accepting such appointment and the transfer of the Escrow Fund and agreeing to the terms of this Escrow Agreement, and thereupon such successor Escrow Agent shall, without further act, become vested with all the estates, properties, rights, powers and duties of the predecessor Escrow Agent as if originally named herein.

                  12. Distributions and Termination of Escrow.

                           a. This Escrow Agreement shall terminate on the date
(the "Termination Date") which is the earliest of (i) the disbursement of the entire Escrow Fund pursuant to the terms and provisions of Sections 3 and 4b hereof, (ii) the termination of the Participation Agreement and (iii) the occurrence of the Participation Termination Date (as defined in the Participation Agreement). The Administrative Agent shall, pursuant to the Participation Agreement, promptly notify the Escrow Agent in writing of the occurrence of the event in clause (iii). Notice to the Escrow Agent of the occurrence of the event in clause (ii) shall be effective only upon written notice to the Escrow Agent by both the Administrative Agent and all of the Family Participating Lenders.

                           b. On the Termination Date, this Escrow Agreement
shall terminate and the Escrow Agent shall distribute to the Family Participating Lenders, pro rata in accordance with the respective percentages set forth on Schedule I hereto, the remaining balance of the Escrow Fund within 5 days thereafter or as soon thereafter as the final interest posts to the Escrow Account.

                  13. Notices. All notices and communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given as follows, or to such other address or facsimile number as each party hereto may designate in writing to the other parties hereto:

                   to the Escrow Agent, at:

                           Wells Fargo Bank Minnesota, National Association Corporate Trust Services, N9303-120
                           Sixth and Marquette
                           Minneapolis, Minnesota 55479
                           Fax: 612-667-9825
                           Attn: Marco X. Morales



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
                           Payment Information:
                           Bank ABA: 091000019
                           Bank Name: Wells Fargo Bank Minnesota,
                                      National Association
                           Acct. No.: 0001038377
                           Acct. Name: Corporate Trust Clearing Account
                           OBI Field: FFC:  (Client Acct. #10114800)
                           Client Acct. Name: Vlasic Foods Loan Participation Questions to Marco Morales at 612/667-8687 or Erlinda Olson at 612/667-6961.

                   to the Family Participating Lenders, at:

                           The addresses set forth on Schedule I

                           Payment Information:
                           Set forth on Schedule I

                   with a copy to:

                           Dechert
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention:  Harriet Orol, Esq.
                           Fax:  (212) 698-3599

                   to the Company, at:

                           Vlasic Foods International Inc.
                           Six Executive Campus
                           Cherry Hill, New Jersey  08002-4112
                           Fax No.:  (856) 969-7151
                           Attention:  Peter Menikoff

                  If to the Administrative Agent:

                           Morgan Guaranty Trust Company of New York,
                           as Administrative Agent
                           c/o JP Morgan Services Inc.
                           500 Stanton Christiana Road
                           Newark, Delaware  19713
                           Fax (302) 634-4300
                           Attention: Mark Connor - 3/OPS2
                           Re: Vlasic Foods International Inc.

                           with a copy to:

                           Morgan Guaranty Trust Company of New York as Administrative Agent
                           60 Wall Street
                           New York, New York 10260-0060
                           Fax: (212) 648-5005
                           Attention: Houston A. Stebbins
                           Re: Vlasic Foods International Inc.

                           Payment Information:
                           Morgan Guaranty Trust Company of New York
                           ABA #0210000238
                           Account #999-99-090
                           Reference: Vlasic
                           Attention: Kevin Salmon
                           with advice of payment to each address above

Each such notice or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section.

                  14. Amendments. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party to this Escrow Agreement of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

                  15. Entire Agreement. Except as set forth in Section 16, this Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

                  16. Administrative Agent. The Administrative Agent has become a party hereto pursuant to its acting as Administrative Agent under the Participation Agreement and solely for the purposes of establishing its ability, as contemplated by the Participation Agreement, to have made available to it as Administrative Agent moneys of the Family Participating Lenders to fund their purchases of participations in New Revolving Loans and setting forth its agreement to the procedures to be followed in connection therewith. The provisions set forth in this Escrow Agreement with respect to the Administrative Agent are not intended to expand the substantive responsibilities, rights, obligations, duties and liabilities of the Administrative Agent that are set forth in the Participation Agreement.

                  17. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

                  18. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

                  19. Governing Law. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of law principles thereof.

                  20. Successors and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns.

                  21. Escrow Agent Fees. The Company shall be solely responsible for the fees and expenses of the Escrow Agent under this Escrow Agreement and the Escrow Agent agrees to bill the Company solely for such fees and expenses. The Escrow Agent shall under no circumstances take its fees and expenses from the Escrow Fund or have any claim therefor against any Family Participating Lender or the Administrative Agent.

                  22. Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

                  23. Further Assurances. The Family Participating Lenders, the Company and the Administrative Agent will cooperate with the Escrow Agent and deliver to the Escrow Agent such additional information and documents as the Escrow Agent shall reasonably request in the performance of its obligations hereunder.





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
                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement, by their duly authorized officers, on and as of the date and year first above written.


                                 WELLS FARGO BANK MINNESOTA, NATIONAL
                                 ASSOCIATION, as Escrow Agent


                                 By:__________________________
                                      Name:
                                      Title:


                                 VLASIC FOODS INTERNATIONAL INC.


                                 By:__________________________
                                      Name:
                                      Title:


                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as
                                      Administrative Agent


                                 By:__________________________
                                      Name:
                                      Title:

                                     FAMILY PARTICIPATING LENDERS:


                                     -----------------------------
                                     Tristram C. Colket, Jr.


                                     -----------------------------
                                     Bennett Dorrance


                                     -----------------------------
                                     Dorrance H. Hamilton


                                     -----------------------------
                                     Mary Alice Malone


                                     -----------------------------
                                     George Strawbridge, Jr.


                                     -----------------------------
                                     Hope H. van Beuren


                                     -----------------------------
                                     John A. van Beuren


                                     -----------------------------
                                     Charlotte Weber


                                     -----------------------------
                                     Diana Wister

                                  The undersigned subsidiaries of Vlasic Foods
                                  International Inc. hereby agree to Section 5 of the Escrow Agreement:


                                  ALIGAR, INC.


                                  By:_________________________________________
                                      Name:
                                      Title:


                                  CARGAL, INC.


                                  By:_________________________________________
                                      Name:
                                      Title:


                                  VLASIC FOODS DISTRIBUTION COMPANY


                                  By:_________________________________________
                                      Name:
                                      Title:

                                  VF BRANDS, INC.


                                  By:
                                     ----------------------------
                                      Name:
                                      Title:


                                  VLASIC INTERNATIONAL BRANDS INC.


                                  By:
                                     ----------------------------
                                      Name:
                                      Title:


                                  VLASIC STANDARDS, INC.


                                  By:
                                     ----------------------------
                                      Name:
                                      Title:


                                  VLASIC INTERNATIONAL SALES INC.


                                  By:
                                     ----------------------------
                                      Name:
                                      Title: